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                                                                    EXHIBIT 3.2A

                                 CARESIDE,INC.

                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------


                               ARTICLE I  OFFICES
                               ------------------


     1.1  Registered Office:  The registered office shall be in the City of
          -----------------
Wilmington, County of New Castle, State of Delaware.

     1.2  Other Offices:  The corporation may also have offices at such other
          -------------
places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                      ARTICLE II  MEETINGS OF STOCKHOLDERS
                      ------------------------------------

     2.1  Place of Meetings:  All meetings of the stockholders for the election
          -----------------
of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2  Date of Annual Meeting:  Annual meetings of stockholders, commencing
          ----------------------
with the year 1998, shall be held during the third week of May on a date chosen by the board of directors, at 10:00 o'clock A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     2.3  Notice of Annual Meeting:  Written notice of the annual meeting
          ------------------------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     2.4  Stockholders List:  The officer who has charge of the stock ledger of
          -----------------
the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced
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and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.5  Special Meetings:  Special meetings of the stockholders, for any
          ----------------
purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman and Chief Executive Officer and shall be called by the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

     2.6  Notice of Special Meetings:  Written notice of a special meeting
          --------------------------
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than sixty nor more than ninety days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     2.7  Business Transacted at Meeting of Stockholders:
          ----------------------------------------------

          (a) Except as otherwise provided by or in these By-laws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (iv) in the case of an annual meeting of stockholders have been specified in a written notice given to the Corporation by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Stockholder Notice"), in accordance with all of the requirements set forth below.

          (b) Each Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Chairman and Chief Executive Officers (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of Stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, provided that a proposal submitted by a stockholder for inclusion in the Corporation's proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Securities Exchange Act of 1934 Rule 14a-8 (including timeliness), shall be deemed to have also been submitted timely pursuant to these By-laws, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers was made. Each such Stockholder Notice must set forth (A) the name and address of the stockholder who intends to bring the business before the annual meeting ("Proposing Stockholder"); (B) the name and address of the beneficial owner, if different than the Proposing Stockholder, of any of the shares owned of record by the Proposing Stockholder ("Beneficial Owner");
(C) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Proposing Stockholder and the number which are owned beneficially by any Beneficial Owner; (D) any interest (other than an interest solely as a stockholder) which the Proposing Stockholder or a Beneficial Owner has in the business being proposed by the Proposing Stockholder; (E) a description of all arrangements and understandings between the Proposing Stockholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Stockholder Notice is being made; (F) a description of the business which the Proposing Stockholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Stockholder proposes that the Corporation adopt; and (G) a representation that the Proposing Stockholder is at the time of giving the Stockholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the Stockholder Notice before the meeting. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge any business proposed by a stockholder which the presiding officer determines is not made in compliance with the foregoing procedure.

     2.8  Nomination of Directors by Stockholders;
          ---------------------------------------

          (a) Nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so or by any stockholder of record entitled to vote in the election of Directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a stockholder, such stockholder must provide timely written notice to the Chairman and Chief Executive Officer of the Corporation in accordance with the following requirements:

              (i) To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Chairman and Chief Executive Officer (1) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (2) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the fifth day following the day on which notice of the date of the meeting was mailed; and

              (ii) Each such written notice must set forth: (A) the name and address of the stockholder who intends to make the nomination ("Nominating Stockholder"); (B) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder ("Beneficial Holder"); (C)

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     the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (D) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (E) the name and address of the person or persons to be nominated;
     (F) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (7) the written consent of each nominee to serve as a Director of the Corporation of so elected. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.

     2.9  Quorum:  The holders of a majority of the stock issued and outstanding
          ------
and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.10 Vote Required:  When a quorum is present at any meeting, the vote of
          -------------
the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     2.11 Voting:  Unless otherwise provided in the certificate of incorporation
          ------
each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

          At all elections of the directors of the corporation each stockholder having voting power shall be entitled to exercise the right to cumulative voting, but only if so provided in the certificate of incorporation.

     2.12 Action Without Meeting:  Unless otherwise provided in the certificate
          ----------------------
of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                             ARTICLE III  DIRECTORS
                             ----------------------


     3.1  Number of Directors:  The number of directors which shall constitute
          -------------------
the whole board shall be not less than six (6) nor more than twelve (12) or, if a majority of the Board of Directors so determines, fourteen (14). The first board shall consist of two (2) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of these By-Laws, and in the Certificate of Incorporation and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     3.2  Vacancies:  Vacancies and newly created directorships resulting from
          ---------
any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     3.3  Powers of Directors:  The business of the corporation shall be managed
          -------------------
by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     3.4  Place of Meetings:  The board of directors of the corporation may hold
          -----------------
meetings, both regular and special, either within or without the State of Delaware.

     3.5  First Meeting:  The first meeting of each newly elected board of
          -------------
directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or as shall be specified in a written waiver signed by all of the directors.

     3.6  Regular Meetings:  Regular meetings of the board of directors may be
          ----------------
held without notice at such time and at such place as shall from time to time be determined by the board.

     3.7  Special Meetings:  Special meetings of the board may be called by the
          ----------------
president without notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

     3.8  Quorum; Vote Necessary:  At all meetings of the board, a majority of
          ----------------------
the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.9  Action Without Meeting:  Unless otherwise restricted by the
          ----------------------
certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     3.10 Telephonic Communications:  Unless otherwise restricted by the
          -------------------------
certificate of incorporation or these By-Laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.11 Committees of Directors:  The board of directors may, by resolution
          -----------------------
passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

          Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     3.12 Minute of Committees:  Each committee shall keep regular minutes of
          --------------------
its meetings and report the same to the board of directors when required.

     3.13 Compensation of Directors:  Unless otherwise restricted by the
          -------------------------
certificate of incorporation or these By-Laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.14 Removal of Directors:  Methods and measures for removing any director
          --------------------
or the entire board of directors are set forth in the Certificate of Formation.


                              ARTICLE IV  NOTICES
                              -------------------

     4.1  Form:  Whenever, under the provisions of the statutes or of the
          ----
certificate of incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     4.2  Waiver:  Whenever any notice is required to be given under the
          ------
provisions of the statutes or of the certificate of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V OFFICERS
                              ------------------

     5.1  Officers Required:  The officers of the corporation shall be chosen by
          -----------------
the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-Laws otherwise provide.

     5.2  Election by Directors:  The board of directors at its first meeting
          ---------------------
after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

     5.3  Other Officers:  The board of directors may appoint such other
          --------------
officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     5.4  Salaries:  The salaries of all officers and agents of the corporation
          --------
shall be fixed by the board of directors.

     5.5  Term; Removal; Vacancy:  The officers of the corporation shall hold
          ----------------------
office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     5.6  President's General Duties:  The president shall be the chief
          --------------------------
executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     5.7  President's Execution of Contracts:  He shall execute bonds, mortgages
          ----------------------------------
and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     5.8  Vice-President's Duties:  In the absence of the president or in the
          -----------------------
event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     5.9  Secretary's Duties:  The secretary shall attend all meetings of the
          ------------------
board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     5.10 Assistant Secretary's Duties:  The assistant secretary, or if there be
          ----------------------------
more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     5.11 Treasurer's General Duties:  The treasurer shall have the custody of
          --------------------------
the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     5.12 Treasurer to Disburse Funds:  He shall disburse the funds of the
          ---------------------------
corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     5.13 Treasurer's Bond:  If required by the board of directors, he shall
          ----------------
give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     5.14 Assistant Treasurer's Duties:  The assistant treasurer, or if there
          ----------------------------
shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE VI
                                   ----------

     6.1  Certificate of Stock:  Every holder of stock in the corporation shall
          --------------------
be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

          Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

          If the corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     6.2  Signatures:  Any of or all the signatures on the certificate may be
          ----------
facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.3  Lost Certificates:  The board of directors may direct a new
          -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     6.4  Transfer of Stock:  Upon surrender to the corporation or the transfer
          -----------------
agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.5  Fixing Record Date:  In order that the corporation may determine the
          ------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     6.6  Registered Stockholders:  The corporation shall be entitled to
          -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                        ARTICLE VII  GENERAL PROVISIONS
                        -------------------------------

     7.1  Dividends:  Dividends upon the capital stock of the corporation,
          ---------
subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     7.2  Reserves:  Before payment of any dividend, there may be set aside out
          --------
of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     7.3  Annual Statement:  The board of directors shall present at each annual
          ----------------
meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     7.4  Checks:  All checks or demands for money and notes of the corporation
          ------
shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     7.5  Fiscal Year:  The fiscal year of the corporation shall be determined
          -----------
by the Board of Directors.

     7.6  Seal:  The corporate seal shall have inscribed thereon the name of the
          ----
corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                         ARTICLE VIII  INDEMNIFICATION
                         -----------------------------

     8.1  Actions By Third Parties:  The corporation shall indemnify any person
          ------------------------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     8.2  Actions By or In the Right of the Corporation:  The corporation shall
          ---------------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     8.3  Expenses of Successful Defense:  To the extent that a director,
          ------------------------------
officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
8.1 and 8.2 of these By-Laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     8.4  Determination That Indemnification Is Proper:  Any indemnification
          --------------------------------------------
under Sections 8.1 and 8.2 of these By-Laws, (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of these By-Laws. Such determination shall be made (l) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     8.5  Advances:  Expenses incurred in defending a civil or criminal action,
          --------
suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     8.6  Provisions Not Exclusive:  The indemnification provided by this
          ------------------------
Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of formation or any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     8.7  Insurance:  The corporation may purchase and maintain insurance on
          ---------
behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

     8.8  Constituent Corporation:  For purposes of this Article VIII,
          -----------------------
references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify the directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     8.9  Other Enterprises; Fines; Services:  For purposes of this Article
          ----------------------------------
VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article VIII.

     8.10 Continuation of Indemnification and Advancement of Expenses:  The
          -----------------------------------------------------------
indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                             ARTICLE IX  AMENDMENTS
                             ----------------------

     9.1  Amendments by Stockholders or Directors:  These By-Laws may be
          ---------------------------------------
altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors in accordance with the Certificate of Incorporation.